UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 5, 2007

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	0-8675	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 5, 2007, the Board of Directors of Oil-Dri Corporation of America (the “Registrant”) declared increased quarterly cash dividends of $0.13 per share (increased from $0.12 per share) of the Registrant’s Common Stock and $0.0975 per share (increased from $.09 per share) of the Registrant’s Class B Stock. The dividends will be payable on September 7, 2007, to stockholders of record at the close of business on August 24, 2007. A copy of the Registrant’s press release announcing these matters is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are being provided as part of this Current Report on Form 8-K:

Exhibit
Number	Description of Exhibits

99.1	Press Release of the Registrant, dated June 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:  /s/ Charles P. Brissman
Charles P. Brissman
Vice President and General Counsel

Date: June 8, 2007

Exhibit Index

Exhibit
Number	Description of Exhibits

99.1	Press Release of the Registrant, dated June 5, 2007